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EXHIBIT 12(b)


            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
 COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                 AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                           (dollars in millions)



                                                                    Three
                                                                    Months
                                                                    Ended
                                 Year Ended December 31,           March 31,
                           1991     1992     1993     1994    1995     1996
Earnings:
 1. Income before
     income taxes and
     cumulative effect
     of accounting
     changes              $  834  $  906   $1,550   $  869  $  215   $  197
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 13)       3,614    3,099    3,148    3,884   5,356    1,384
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates       31       40       30       45      28       10
 4. Earnings including
     interest on deposits 4,417    3,965    4,668    4,708   5,543    1,571
 5. Less: Interest on
           deposits       1,589    1,119    1,013      965   1,359      335
 6. Earnings excluding
     interest on deposits$2,828   $2,846   $3,655   $3,743  $4,184   $1,236

Preferred Stock Dividend Requirements:
 7. Preferred stock dividend
     requirements        $   34   $   30   $   23   $   28  $   51   $   15
 8. Ratio of income from
     continuing operations
     before income taxes to
     income from continuing
     operations after income
     taxes                  125%     142%     145%    141%     145%     143%
 9. Preferred stock dividend
     requirements on a pretax
     basis               $   43   $   43   $   33   $   39  $   74   $   21

Fixed Charges:
10. Interest Expense     $3,585   $3,072   $3,122   $3,858  $5,330   $1,377
11. Estimated interest
     component of net
     rental expense          29       27       26       26      26        7
12. Amortization of debt
     issuance expense         -        -        -        -       -        -
13. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest 3,614    3,099    3,148    3,884   5,356    1,384
14. Add: Capitalized
          interest            -        -        -        -       -        -
15. Total fixed charges   3,614    3,099    3,148    3,884   5,356    1,384
16. Add: Preferred stock
          dividend require-
          ments - pretax
          (Line 9)           43       43       33       39      74       21









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17. Total combined fixed
     charges and preferred
     stock dividend require-
     ments on a pretax
     basis                3,657    3,142    3,181    3,923   5,430    1,405
18. Less: Interest on
           deposits
           (Line 5)       1,589    1,119    1,013      965   1,359      335

19. Combined fixed charges
     and preferred stock
     dividend requirements
     on a pretax basis
     excluding interest on
     deposits            $2,068   $2,023   $2,168   $2,958  $4,071   $1,070

Consolidated Ratios of Earnings
 to Combined Fixed Charges
 and Preferred Stock
 Dividend Requirements:
  Including interest on
   deposits
   (Line 4/Line 17)        1.21     1.26     1.47     1.20    1.02     1.12
  Excluding interest on
   deposits
   (Line 6/Line 19)        1.37     1.41     1.69     1.27    1.03     1.16

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                    BANKERS TRUST NEW YORK CORPORATION
                              280 PARK AVENUE
                         NEW YORK, NEW YORK 10017





Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                             March 15, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

     Accompanying this letter is Bankers Trust New York Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1996 (the "Form 10-Q"). The Form 10-Q is being filed electronically through the EDGAR System.

     If there are any question or comments in connection with the enclosed filing, please contact the undersigned at 212-250-7098.

                                     Very truly yours,

                                     BANKERS TRUST NEW YORK CORPORATION



                                     By: GEOFFREY M. FLETCHER
                                         Geoffrey M. Fletcher
                                         Senior Vice President and
                                         Principal Accounting Officer




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